UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2007

BERNARD CHAUS, INC.

(Exact Name of Registrant as Specified in Charter)

New York	[_______]	13-2807386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

530 Seventh Avenue New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

(212) 354-1280

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Items 1.01 and 5.02.

Entry into a Material Definitive Agreement.

Chief Operating Officer Employment Agreement

On November 13, 2007, Bernard Chaus, Inc. (the “Company”) entered into an Employment Agreement with David Stiffman, effective as of December 3, 2007 (the “Agreement”).  Under the terms of the Agreement, Mr. Stiffman will become the Chief Operating Officer of the Company on December 3, 2007.  The Agreement includes the following material terms:

•

The term of the Agreement will be three years, with a one-year automatic extension after year three, unless either party gives notice 90 days prior to the original termination date.  Mr. Stiffman will report directly to the Chief Executive Officer and the Board of Directors of the Company.

•

Mr. Stiffman’s base salary will be $500,000 per year and will have an annual bonus equal to ten percent (10%) of the Company’s annual profits, as determined by the Board of Directors of the Company in good faith.  For the first year of the term, Mr. Stiffman will be guaranteed a minimum bonus of $50,000.

•

To compensate Mr. Stiffman for lost compensation from his previous employer and as an inducement for him to commence employment with the Company, Mr. Stiffman will receive, as soon as practicable upon his commencement of employment (a) a one-time $75,000 sign-on bonus and  (b) 100,000 restricted shares of the Company’s common stock (the “Restricted Stock”).  The Restricted Stock will vest as to fifty percent (50%) of the total grant on each of the first two anniversaries of the date of grant or upon a change in control of the Company, as defined in the Agreement (“Change in Control”).  The grant will be made pursuant to the 2007 Restricted Stock Inducement Plan, which is described below, on the terms described herein.

•

In the event of a Change in Control, Mr. Stiffman will also be eligible to receive a variable transaction bonus, based on the transaction price of the Company’s common stock.

•

Mr. Stiffman and his dependents will be entitled to participate in all of the Company’s applicable welfare benefit plans and programs.  He will also be eligible to participate in all life insurance, discount, fringe benefit and retirement plans on the same basis as other named executive officers of the Company.  Mr. Stiffman will receive four weeks vacation annually.

•

Upon termination of employment by the Company without Cause (as defined in the Agreement) or by Mr. Stiffman for Good Reason (as defined in the Agreement) at any time other than within one year of a Change in Control, Mr. Stiffman will receive: (1) one year of severance payments equal to Mr. Stiffman’s annual base salary at the time of termination plus his annual bonus for the year prior to the year of termination, payable over the Company’s regular payroll periods and (2) a lump sum payment equal to the annual bonus for the year prior to the year of termination pro-rated for the number of days worked in the fiscal year of termination.

•

If the Company fails to renew the Agreement, Mr. Stiffman will receive one year of severance payments equal to his base salary, paid over the Company’s regular payroll intervals.

•

Upon termination of employment without Cause, or by Mr. Stiffman for Good Reason, in either case within one year of a Change in Control, Mr. Stiffman will receive: (1) a lump sum payment equal to 1.5 times the sum of Mr. Stiffman’s annual base salary at the time of termination and the greater of (a) the annual bonus received in the fiscal year prior to the year of termination or (b) the annual bonus that would be payable in the year of termination based on the financial forecast at the time of termination; and (2) a lump sum payment of the greater of (a) or (b) above, in either case, pro-rated for the number of days in the fiscal year of termination.  To the extent Mr. Stiffman’s benefits or payments upon a change in control (as defined in section 280G of the Internal Revenue Code of 1986, as amended (the “Code”)) are subject to excise tax under Code section 280G, then such payments and benefits may be subject to cutback to avoid imposition of such excise tax such in certain cases.

•

Mr. Stiffman is subject to the following restrictive covenants: (1) non-solicitation of employees and customers for twelve (12) months after termination of employment; (2) non-competition during the term of employment and for twelve (12) months after termination of employment for Cause or for any reason that entitles Mr. Stiffman to receive severance (unpaid severance payments will cease if Mr. Stiffman violates the non-competition covenant); and (3) confidentiality, during the term of employment and thereafter.

The above is a brief summary of the Agreement and does not purport to be complete.  Reference is made to the Agreement for a full description of its terms, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02.

Compensatory Arrangements of Certain Officers

2007 Restricted Stock Inducement Plan

On November 15, 2007, the Board of Directors adopted the Bernard Chaus, Inc. 2007 Restricted Stock Inducement Plan (the “Plan”).  The Plan was intended to induce certain individuals to become employees of the Company by offering them a stake in the Company’s success.  The Plan includes the following material terms:

•

The maximum number of shares of the Company’s common stock that may be granted under the Plan is 100,000, which may consist of authorized and unissued shares or treasury shares.  The number and kind of shares available under the Plan are subject to adjustment upon changes in capitalization of the Company affecting the shares.  Whenever any outstanding Award is forfeited, cancelled or terminated, the underlying shares will be available for future issuance, to the extent of the forfeiture, cancellation or termination.

•

The Plan is administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”), which has the authority to (a) select individuals that will receive a grant of restricted stock (an “Award”); (b) determine the terms and conditions of each Award; (c) determine under what circumstances an Award may be cancelled or forfeited; (d) adopt, amend and rescind rules and regulations for the administration of the Plan; and (e) construe and interpret the Plan.

•

Under the Plan, the Company may grant to an employee chosen to receive an Award, a specified number of shares of common stock of the Company, subject to certain restrictions for a specified period, as set forth in the agreement representing the Award (the “Award Agreement”).  At the end of a restriction period, the restrictions will lapse with respect to the number of shares specified in the Award Agreement and those shares will be delivered to the employee.  During the restriction period, the Award recipient has the right to receive dividends from and to vote the restricted stock.

•

The Plan will remain in effect until the earlier of ten years from the date of its adoption by the Board or the date it is terminated by the Board.  The Board has discretion to amend and/or terminate the Plan without the consent of participants, provided that no amendment may impair any rights previously granted to a participant under the Plan without such participant’s consent.

The above is a brief summary of the Plan and does not purport to be complete.  Reference is made to the Plan for a full description of its terms, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits.

10.1

Employment Agreement, effective December 3, 2007, between the Company and David Stiffman.

10.2

2007 Restricted Stock Inducement Plan, effective November 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERNARD CHAUS, INC.

By:

/s/  Barton Heminover

Barton Heminover

Chief Financial Officer

Date:  November 19, 2007

Exhibit Index

10.1

Employment Agreement, effective December 3, 2007, between the Company and David Stiffman.

10.2

2007 Restricted Stock Inducement Plan, effective November 15, 2007.